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                                                                  Exhibit 10.310

                                                 Allstate Life Insurance Company
                                                                 Loan No. 122483

                            LIMITED PAYMENT GUARANTY

              THIS LIMITED PAYMENT GUARANTY (the "Guaranty") is made as of August 10, 2004, by INLAND WESTERN EASTON FORKS TOWN, DST, a Delaware statutory trust ("Borrower") and INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("Guarantor"), the sole member of Borrower, to and for the benefit of ALLSTATE LIFE INSURANCE COMPANY, an Illinois corporation ("Lender").

                                    RECITALS

              A. Borrower is the present owner of the real and personal property commonly known as Forks Town Center, Sullivan Trail & Old Mill Road, Easton, Pennsylvania, and legally described in EXHIBIT A attached hereto (the "Property").

              B.   Member is the sole owner and signatory trustee of Borrower.

              C. Pursuant to Leader's commitment letter dated June 22, 2004, as amended, Lender made a loan to Borrower in the aggregate original principal amount of $10,395,000 (the "Loan") evidenced by that certain Mortgage Note (the "Note") of even date herewith in the amount of the Loan, and secured by a Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (the "Mortgage") on the Property.

              D. The Guarantor will benefit from the disbursement of the Loan evidenced by the Note and secured by the Mortgage and the Related Agreements (as defined in the Mortgage). The Note, Mortgage, Related Agreements and other documents, instruments, certificates and agreements executed or delivered by or on behalf of Borrower in connection with the Loan are collectively referred to as the "Loan Documents."

              E. The assumption by Guarantor of the obligations under this Guaranty will result in an indirect financial benefit to Guarantor and in a direct financial benefit to the Borrower, thereby enhancing Guarantor's financial interest in Borrower and in the Property.

              F. As a material inducement to making and as a condition precedent to funding the Loan, Lender requires the execution of this Guaranty.

                                   AGREEMENTS

              NOW THEREFORE, for and in consideration of the above Recitals, which are incorporated herein by reference, the mutual covenants contained herein and in the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agree as follows:

              1. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender:

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              (a)  subject to Section 12 hereof, the payment of all sums due
Lender under the Loan Documents, including the payment of the principal balance of the Loan, together with all interest accrued thereon; and

              (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof).

              All amounts due, debts, liabilities, and payment obligations of Guarantor described in this Paragraph 1 are referred to herein as the "Indebtedness."

              2. (a) Guarantor agrees, on written demand therefor by Lender or the holder of the Note, as applicable, to pay all Indebtedness as is then or thereafter becomes due and owing under the terms of this Guaranty, regardless of any defense, right of setoff or claims which Borrower or Guarantor may have against Lender or the holder of the Note.

              (b) If Guarantor fails to perform its obligations hereunder after demand by Lender in accordance with Paragraph 2(a) hereof, Lender shall have an immediate right to collect from Guarantor, as damages or otherwise, an amount equal to such unpaid Indebtedness, and Lender may exercise all remedies available under the laws of the State of Pennsylvania for action on a matured contractual indebtedness.

              3. Guarantor hereby waives as to Lender (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of setoff or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or the holder of the Note, as applicable, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Property, the Loan, or the transactions contemplated by the Loan, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Indebtedness. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.

              4. Guarantor further agrees that its liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Mortgage or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or

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modification in the Note, Mortgage or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Indebtedness until all Indebtedness has been paid in full and the other terms, covenants and conditions of this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Mortgage or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, Mortgage and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender's rights hereunder or any of Guarantor's obligations hereunder.

              5. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Mortgage or any of the other Loan Documents through foreclosure proceedings under the Mortgage or otherwise, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law or in equity or under the Note, Mortgage or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Mortgage or other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower or Guarantor. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Mortgage or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the Borrower or Guarantor, or Lender is required to reconvey title to the Property upon the insolvency, bankruptcy or reorganization of the Borrower or Guarantor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment or the reconveyance.

              6. In the event Lender or the holder of the Note shall assign the Note to any bank or other entity to secure a loan from such bank or other entity to Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrower to

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Lender under the Note with interest not in excess of the rate of interest which is payable by Borrower to Lender under the Note, Guarantor will accord full recognition thereto and agrees that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantor by such bank or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment; provided, however, that unless Lender shall otherwise consent in writing, the Lender shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender's benefit as to such portions of the Indebtedness or interest therein not assigned or transferred.

              7. If: (i) this Guaranty or any of the other Loan Documents is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty or any of the other Loan Documents; (iii) an attorney is retained to protect or enforce this Guaranty or any of the other Loan Documents or to provide advice or other representation with respect hereto or to any of the other Loan Documents; or
(iv) an attorney is retained to represent Lender in any other proceedings whatsoever in connection with the enforcement or protection of this Guaranty or any of the other Loan Documents, then Guarantor shall pay to Lender upon demand all reasonable attorneys' fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses, incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder or under any of the other Loan Documents.

              8. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

              9. Any indebtedness of Borrower to Guarantor now or hereafter existing (the "Subordinated Debt") is hereby subordinated to the Indebtedness. Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by Guarantor under the terms of this Guaranty until such time as the Loan has been paid in full, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the Federal Bankruptcy Code or any other law.

              10. Any amounts received by Lender from any source on account of any Indebtedness may be applied by Lender toward the payment of such Indebtedness, and in such

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order of application, as Lender may from time to time elect, or as otherwise provided in the Loan Documents.

              11. Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. In the event such litigation is commenced at any time when Guarantor is not permanently domiciled in the State of Illinois, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained, by service of a copy of the summons, complaint, and other pleadings required to commence such litigation upon an appointed Agent for Service of Process in the State of Illinois, which Agent each Guarantor hereby designates to be:

                   The Inland Real Estate Group, Inc.
                   2901 Butterfield Road
                   Oakbrook, Illinois 60523
                   Attention:    General Counsel

              11. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and shall be (a) hand-delivered, effective upon receipt,
(b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) served by certified mail, to the appropriate address set forth below, or at such other place as a party may from time to time designate in writing by ten (10) days prior written notice thereof. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address stated below or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice, Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Any notice required to be given by Lender shall be equally effective if given by Lender's agent, if any. Notices to the parties shall be addressed as follows:

              If to Guarantor:

              Inland Western Retail Real Estate Trust, Inc.
              2901 Butterfield Road
              Oakbrook, Illinois 60523
              Attention:    Roberta Matlin

              with a copy to:

              The Inland Real Estate Group, Inc.
              2901 Butterfield Road
              Oakbrook, Illinois 60523
              Attention:    General Counsel

              In the case of Lender, to:

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              Allstate Life Insurance Company
              Allstate Plaza South, Suite G5C
              3075 Sanders Road
              Northbrook, Illinois 60062
              Attention:    Commercial Mortgage Division
                            Servicing Manager

              with a copy to:

              Allstate Life Insurance Company
              Allstate Plaza South, Suite G5A
              3075 Sanders Road
              Northbrook, Illinois 60062
              Attention:    Investment Law Division

              12.  Guarantor's liability hereunder:

              (a) shall be limited to an amount equal to (i) THREE HUNDRED EIGHTY FIVE THOUSAND DOLLARS ($385,000), plus (ii) Enforcement Costs; and

              (b) shall commence twelve (12) months after the Disbursement Date unless the Conditions (as hereinafter defined) have been met prior to such date; and

              (c) shall terminate upon the first to occur of (i) payment in full to Lender of all amounts due under or in connection with the Loan and the Loan Documents, or (ii) the occurrence of the following (collectively, the "Conditions"):

                   (A) Borrower has delivered evidence reasonably satisfactory to Lender that Forks Township has accepted the dedication of Town Center Boulevard as a public right of way, and

                   (B) the first day of the first month following the date by which all of the following have occurred: (1) either the PA Liquor Control Board or a tenant reasonably acceptable to Lender has taken occupancy of approximately 3,896 square feet of vacant space pursuant to a lease that is reasonably acceptable to Lender, (2) such tenant has commenced paying rent under such lease, and (3) all full or partial rent concession periods under such lease have expired.

              13. In order to induce Lender to make the Loan, each makes the representations and warranties to Lender set forth in this Paragraph 13. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lender would not have agreed to make the Loan.

              Guarantor represents and warrants to Lender that:

              (a) Guarantor has all requisite corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty has been properly

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authorized, executed and delivered by or on behalf of Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms.

              (b) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction, or decree now in effect of any government, governmental instrumentality or court having jurisdiction over Guarantor, or
(ii) any contractual restriction binding on or affecting Guarantor or its property or assets.

              (c) Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may materially adversely affect Guarantor's ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor which has been undischarged for a period of ten or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements to which Guarantor is a party.

              (d) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present, in all material respects, the financial condition of Guarantor as of the respective dates thereof, and, since the respective dates thereof, there has been no material adverse change in the financial condition of Guarantor.

              (e) Guarantor has disclosed all events, conditions, and facts known to Guarantor which could have any material adverse effect on the financial condition of Guarantor. No representation or warranty by Guarantor contained herein, nor any schedule, certificate, or other document furnished by Guarantor to Lender in connection with this Guaranty or the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

              (f) There are no facts or circumstances of any kind or nature whatsoever of which Guarantor is aware which could in any way materially impair or prevent Guarantor from performing its obligations under this Guaranty in any material respect.

              (g) Guarantor is to the best of its knowledge not insolvent (as such term is defined in Section 101(29) of the Bankruptcy Code) and will not be rendered insolvent (as so defined) by executing this Guaranty or by the consummation of the transactions described herein.

              (h) All statements set forth in the Recitals are true and correct in all material respects.

              Guarantor hereby agrees to indemnify, defend, protect and hold forever free and harmless Lender of, from and against all loss, cost, damage, and expense, including reasonable attorneys' fees and expenses, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are deemed remade.

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              14.  Guarantor's liability hereunder shall not be subject to, limited by or affected in any way by any "non-recourse" provisions contained in the Note, the Mortgage or any other documents executed and delivered in connection with the Loan, including without limitation Paragraph 17 of the Note and Section 3.11 of the Mortgage. Guarantor agrees that the obligations contained herein are separate, independent of and in addition to Borrower's undertakings under the Note. Guarantor agrees that a separate action may be brought to enforce the provisions of this Guaranty which shall in no way be deemed to be an action on the Note, whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure or sale under the Mortgage.

              15. This Guaranty shall be binding upon the successors and assigns of Guarantor.

              16. Guarantor shall, within three days after receipt thereof, deliver to Lender copies of any notices of default served on it pursuant to the terms of any other agreement to which it is a party, the breach of which may have a material affect on its ability to perform its obligation hereunder.

              17. Guarantor's obligations hereunder shall be joint and several with any other guarantor or surety obligated to Lender in respect of the Loan.

              18. This Guaranty shall be construed governed by, interpreted and enforced under the internal laws of the State of Pennsylvania without regard to Pennsylvania choice of law principles.

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              IN WITNESS WHEREOF, Guarantor has executed and delivered this
Guaranty as of the date first above written.

                                    INLAND WESTERN EASTON FORKS TOWN, DST
                                    a Delaware statutory Trust

                                    By:  INLAND WESTERN RETAIL REAL ESTATE
                                         TRUST, INC., a Maryland corporation,
                                         Its Signatory Trustee

                                         By:     /s/ [ILLEGIBLE]
                                            -------------------------------
                                         Its:    Asst. Secretary
                                             ------------------------------

                                    INLAND WESTERN RETAIL REAL ESTATE
                                    TRUST, INC., a Maryland corporation


                                    By:         /s/ [ILLEGIBLE]
                                       ------------------------------------
                                    Its         Asst. Secretary
                                       ------------------------------------

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                                   EXHIBIT A

                             (Property Description)

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                                    EXHIBIT A

                             (Property Description)

DESCRIPTION OF LOT 1

ALL THAT CERTAIN tract or piece of land situate approximately thirteen hundred feet (1,300') northwest of the intersection of T-519 "Old Mill Road" and S.R. 0115 "Sullivan Trail" in Forks Township, Northampton County, Commonwealth of Pennsylvania, as shown on the ALTA/ACSM Land Title Survey for Lot 1 and the Town Center Boulevard, prepared by Stackhouse Bensinger, Inc. Plan No. 2138-001-F-001, dated June 9, 2004 being more fully bounded and described as follows, to wit;

BEGINNING at the point on the North right-of-way line of T-519 "Old Mill Road" one hundred thirty feet plus or minus (130') East of the Intersection of T-519 "Old Mill Road" and "Marigold Drive"

THENCE extending along the subdivision of "Forks Garden" recorded in the Office of the Recorder of Deeds of Northampton County, Pennsylvania in Plan Book Volume 13, Page 66, North one degree eleven minutes twenty-nine seconds E (N. 01 degrees 11' 29" E.) a distance of one thousand two hundred thirty-one feet and seventy hundredths of a foot (1231.70) to a point, a corner on the property line belonging to the "Township of Forks".

THENCE extending along the property belonging to Firehouse, Inc. North eighty-six degrees thirty-one minutes forty-one seconds East (N. 86 degrees 31' 41" E), a distance of six hundred ninety-four feet and twenty-seven hundredths of a foot (694.27') to a point, a corner of Annexation Parcel A of the Forks Plaza Subdivision Plan recorded in P.B.V 2001-5, page 335.

THENCE extending along said annexation parcel the following two (2) courses and distances to wit:

1. In the southeasterly direction on a line bearing South three degrees twenty-eight minutes nineteen seconds East (S. 03 degrees 28' 19" E), a distance of twenty-four feet and ten hundredths of a foot (24.10') to a point:

2. In a northeasterly direction on a line bearing North eighty-six degrees thirty-one minutes forty-one seconds East (N. 86 degrees 31' 41" E), a distance of four hundred five feet (405.00') to a point, a comer of property belonging to Northern Lights Properties.

THENCE extending along the same South seventeen degrees fifty minutes thirty-six seconds East (S. 17 degrees 50' 36" E), a distance of eighty feet (80.00') to a point, a corner of property belonging to aforesaid property of Northern Lights Properties.

THENCE extending along the same North eighty-five degrees zero minutes twenty-four seconds East (N. 85 degrees 00' 24" E.), a distance of one hundred sixty-six feet and thirty-three hundredths of one foot (166.33') to a point on the west right-of-way line of S.R. 0115 "Sullivan Trail".

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THENCE extending along the same the following two (2) courses and distances to wit:

1. In a southeasterly direction on a line bearing South twenty-one degrees eleven minutes twenty seconds East (S 21 degrees 11' 20" E), a distance of thirty-six feet and ninety-one hundredths of a foot (36.91') to a point of curve:

2. In a southeasterly direction along an arc deflecting to the right, having a radius of one thousand hundred seventy feet and eight hundreths of one foot (1870.08'), a central angle of three degrees sixteen minutes 3 seconds (03 degrees 16' 03"), a tangent of fifty-three feet and thirty-four hundredths of one foot (53.34'), a chord of one hundred six feet and sixty-three hundredths of one foot (106.63'), a chord bearing of South nineteen degrees thirty-three minutes nineteen seconds East (S 19 degrees 33' 19" E), and a distance along the arc of one hundred six feel and sixty-five hundredths of one foot (106.65') to a corner of Lot No. 2 on the Preliminary/Final Plan of CVS Forks Plaza, recorded in P.B.V. 2002-5, page 79-80.

THENCE extending along Lot No. 2 the three (3) courses and distances to wit:

1. In a southwesterly direction on a line bearing South seventy-five degrees one minute twenty seconds West (S. 75 degrees 01'20" W), a distance of three hundred forty-two feet and twenty-one hundredths of one foot (342.21'):

2. In a southeasterly direction on a line bearing South fourteen degrees fifty-eight minutes forty seconds East (S 14 degrees 58' 40" E), a distance of one hundred twenty feet and eighty-nine hundredths of one foot (120.89').

3. In a southwesterly direction on a line bearing South eight degrees thirty-seven minutes twenty-eight seconds West (S. 08 degrees 37' 28" W), a distance of fifty-five feet (55.00') to a point on the North right-of-way line of Town Center Boulevard.

THENCE extending along the north right-of-way line of Town Center Boulevard the following nine (9) courses and directions to wit:

1. Along an arc deflecting to the left, having a radius of two hundred thirty-nine feet (239.00'), a central angle of twenty-four degrees thirty minutes forty-eight seconds (24 degrees 30' 48") and an arc length of one hundred two feet and twenty-five hundredths of one fool (102.25') to a point;

2. In a southeasterly direction on a line bearing South fifteen degrees fifty-three minutes twenty seconds East (S. 15 degrees 53' 20"E), a distance of fourteen feet (14.00'), to a point of curve;

3. Along an arc deflecting to the left, having a radius of two hundred twenty-five feet (225.00'), a central angle of twenty-eight degrees thirty-three minutes eleven seconds (28 degrees 33' 11"), and a distance along the arc of one hundred twelve feet and thirteen hundreths of one foot (112.13') to a point of tangent;

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4.    In a southwesterly direction on a line bearing South forty-five degrees thirty-three minutes twenty-nine seconds West (S. 45 degrees 33' 29"W), a distance of four hundred forty-eight feet and eighty hundredths of one foot (448.80') to a point of curve;

5. Along an arc deflecting to the right, having a radius of five hundred feet (500.00'), a central angle of twenty-six degrees forty-five minutes and six seconds (26 degrees 45' 06"), and a distance along the arc of two hundred thirty-three feet and forty-five hundredths of one foot (233.45') to a point of tangent.

6. In a southwesterly direction on a line bearing South seventy-two degrees eighteen minutes thirty-four seconds West (S 72 degrees 18' 34"W), a distance of one hundred fifty-two feet (152.00') to a point of curve.

7. Along an arc deflecting to the left, having a radius of one hundred seventy-five feet (175.00'), a central angle of seventy-seven degrees forty-one minutes twelve seconds (77 degrees 41' 12"), and a distance along the arc of two hundred thirty-seven feet and twenty-eight hundredths of one foot (237.28') to a point of tangent.

8. In a southwesterly direction on a line bearing South five degrees twenty-two minutes thirty-eight seconds East (S. 05 degrees 22' 38"E), a distance of forty-four feet and ninety-eight hundredths of one foot (44.98') to a point of curve;

9. Along an arc deflecting to the right and having a radius of thirty feet (30.00') a central angle of ninety degrees thirty minutes forty-four seconds (90 degrees 30' 44"), and a distance along the arc of forty-seven feet and thirty-nine hundredths of one foot (47.39') to a point of compound curvature located on the north right-of-way line of T-519 "Old Mill Road".

THENCE extending along the same by an arc deflecting to the right, having a radius of four hundred seventy-five feet (475.00'), a central angle of four degrees fifty-four minutes thirty-two seconds (04 degrees 54' 32") and an arc length of forty feet and seventy hundredths of one foot (40.70') to a point of tangent.

THENCE extending along the North right-of-way line of "Old Mill Road" North eighty-nine degrees fifty-seven minutes twenty-one seconds West (N. 89 degrees 57' 21" W), a distance of fourteen feet and thirty-nine hundredths of one foot (14.39') to the Place of BEGINNING.

TOGETHER WITH those reciprocal easements and covenants as set forth in that certain Declaration of Reciprocal Easements and Covenants by Forks-Easton, LLC, a Delaware limited liability company, dated March 26, 2002 and recorded April 1, 2002 in Record Book Volume 2002-1 page 83864.

TAX PARCEL IDENTIFER NUMBER: K9-14-17A